FORM OF AGREEMENT

              SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

         THIS AGREEMENT is made as of __________, 1998 by and between European Investors Incorporated, a __________________________ corporation ("EII"), E.I.I. Realty Securities Fund, a Delaware business trust (the "Fund"), and PFPC INC., a Delaware corporation ("PFPC"), which is an indirect wholly owned subsidiary of PNC Bank Corp.

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, EII wishes to retain PFPC to provide sub-administration and accounting services to the Fund's investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

         1. DEFINITIONS. AS USED IN THIS AGREEMENT:

              (a) "1933 Act" means the Securities Act of 1933, as amended.

              (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

              (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized

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Person's  scope of  authority  may be limited by the Fund by setting  forth such limitation in the Authorized Persons Appendix.

              (d) "CEA" means the Commodities Exchange Act, as amended.

              (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

              (f) "SEC" means the Securities and Exchange Commission.

              (g) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

              (h) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

              (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. EII hereby appoints PFPC to provide sub-administration and accounting services to the each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

         3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC with the following:

               (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to each Portfolio and approving this Agreement;

               (b) a copy of the Fund's most recent effective registration statement;

               (c)  a copy of each Portfolio's advisory agreement or agreements;


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               (d)  a copy of the  distribution  agreement  with respect to each class of Shares representing an interest in a Portfolio;

               (e) a copy of any additional administration agreement with respect to a Portfolio;

               (f) a copy of any shareholder servicing agreement made in respect of the Fund or a Portfolio; and

               (g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

         4.  COMPLIANCE  WITH RULES AND  REGULATIONS.

         PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any Portfolio.

         5. INSTRUCTIONS.

              (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

              (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

              (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral


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Instructions  (except  where  such  Oral  Instructions  are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by
the  Oral  Instructions.   Where  Oral  Instructions  or  Written   Instructions
reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

         6. RIGHT TO RECEIVE ADVICE.

              (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund or EII.

              (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of
PFPC).

              (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from EII or the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.


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              (d)  Protection of PFPC.  PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from EII, the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

         7. RECORDS;  VISITS.

              (a) The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, EII and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund or EII, copies of any such books and records shall be provided by PFPC to the Fund, EII or to an Authorized Person, at the Fund's expense.

              (b) PFPC shall keep the following records:

               (i) all books and records with respect to each Portfolio's books of account;


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              (ii)  records of  each  Portfolio's  securities transactions;  and

              (iii) all other  books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

         8. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund or EII. The Fund and EII agree that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

         9. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.


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


         11. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, EII and the Fund, on behalf of each Portfolio, will pay to PFPC a fee or fees as may be agreed to in writing by EII, the Fund and PFPC.

         12. INDEMNIFICATION. EII and the Fund, on behalf of each Portfolio, agree to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PFPC, nor any of its affiliates', shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

         13. RESPONSIBILITY OF PFPC.

              (a) PFPC shall be under no duty to take any action on behalf of EII, the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages


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

arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

              (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

              (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund or to any Portfolio for any consequential, special or indirect losses or damages which the Fund or any Portfolio may incur or suffer by or as a consequence of PFPC's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

              14. DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

              PFPC will perform the following accounting services with respect to each Portfolio:

                     (i) Journalize investment, capital share and income and expense activities;


                     (ii)   Verify   investment   buy/sell  trade  tickets  when
                            received from the investment


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

                            adviser for a Portfolio (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

                     (iii)  Maintain    individual    ledgers   for   investment
                            securities;

                     (iv)   Maintain historical tax lots for each security;

                     (v) Reconcile cash and investment balances of the Fund with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

                     (vi) Update the cash availability throughout the day as required by the Adviser;

                     (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

                     (viii) Calculate   various   contractual   expenses  (e.g.,
                            advisory and custody fees);

                     (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

                     (x)    Control  all   disbursements   and  authorize   such
                            disbursements upon Written Instructions;

                     (xi)   Calculate capital gains and losses;

                     (xii)  Determine net income;

                     (xiii) Obtain  security  market  quotes  from   independent
                            pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's Investments;

                     (xiv) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

                     (xv)   Compute net asset value;

                     (xvi) Asappropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

                     (xvii) Prepare a monthly  financial  statement,  which will include the following items:


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                            Schedule  of  Investments  Statement  of Assets  and
                            Liabilities Statement of Operations Statement of Changes in Net Assets Cash Statement Schedule of Capital Gains and Losses.

         15. DESCRIPTION OF SUB-ADMINISTRATION SERVICES ON A CONTINUOUS BASIS.

         PFPC will perform the following sub-administration services with respect to each Portfolio:

               (i)  Prepare quarterly broker security transactions summaries;

               (ii) Prepare monthly security transaction listings;

               (iii)Supply  various  normal  and  customary  Portfolio  and Fund statistical data as requested on an ongoing basis;

               (iv) Prepare for execution and file the Fund's  Federal and state tax returns;

               (v) Prepare and file the Fund's Semi-Annual Reports with the SEC on Form N-SAR;

               (vi) Prepare   and  file   with  the  SEC  the   Fund's   annual,
                    semi-annual, and quarterly shareholder reports;

               (vii)Assist in the  preparation  of  registration  statements and other filings relating to the registration of Shares;

               (viii) Monitor each Portfolio's status as a regulated  investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

               (ix) Coordinate  contractual   relationships  and  communications
                    between the Fund and its contractual service providers; and

               (x)  Monitor   the  Fund's   compliance   with  the  amounts  and
                    conditions of each state qualification;


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

               (xi) Maintain   the   qualification   of  Fund   shares   in  the
                    jurisdictions it is authorized to sell and prepare and file, if necessary, reports with the Blue Sky authorities;

               (xii)Prepare and file,  if  necessary,  sales  reports  with each state in which the Fund has qualified.

     16. DURATION AND TERMINATION. This Agreement shall be effective on the date first above written and shall continue in effect for an initial period of one
(1) years. Thereafter, this Agreement shall continue automatically for successive terms of one (1) year; provided, however, that this Agreement may be terminated by either party upon 120 days' prior written notice to the other party.

         17. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed
(a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at 667 Madison Avenue, 16th Floor, New York, NY 10021, Attn:
____________; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

         18. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.


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         19. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (I) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the 1940 Act; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21.FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         22. MISCELLANEOUS.

              (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

              (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.


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

              (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

              (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

              (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

              (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                           PFPC INC.


                                           By:


                                           Name:_______________________________

                                           Title:



                                           E.I.I. REALTY SECURITIES FUND


                                           By:

                                           Name:_______________________________

                                           Title:

                                           EUROPEAN INVESTORS INCORPORATED


                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________

                                    EXHIBIT A



         THIS EXHIBIT A, dated as of ____________, 1998, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of ____________, 1998 between PFPC Inc., European Investors Incorporated and E.I.I. Realty Securities Fund.



                                   PORTFOLIOS


                           [List all Portfolios here]




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                           AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                                              SIGNATURE

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